UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2026

Digi Power X Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-40527	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

110 Yonge Street, Suite 1601

Toronto, Ontario M5C 1T4
(Address of principal executive offices and zip code)

(818) 280-9758

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares	DGXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, Digi Power X Inc. (the “Company”) entered into a Data Center Colocation and Master Services Agreement (the “Agreement”) with Cerebras Systems Inc. (“Cerebras”) to deploy at total of approximately 40 megawatts (“MW”) for AI computing at the Company’s AI data center campus in Columbiana, Alabama (the “Facility”). Pursuant to the Agreement, Cerebras will hold an exclusive license to access the data center for the duration of the Agreement. The Agreement has an initial term of ten (10) years (the “Initial Term”) from the later of the two phase commencement dates (as described below). Additionally, the Agreement grants Cerebras the right to extend the Initial Term for one or more additional periods of one (1), three (3), five (5), or seven (7) years (each, an “Extension”).

Pursuant to the Agreement, the total contract value to the Company is approximately $1.1 billion in the initial term of the contract, with a total potential contract value to the Company of approximately $2.5 billion, assuming one seven (7)-year Extension, in each case subject to the Company meeting its obligations under the agreement. The Agreement provides for certain one-time payments by Cerebras in connection with Phase 1 and Phase 2 construction, as well as a monthly colocation fee to paid by Cerebras for Phase 1 and Phase 2 (a portion of which is to be prepaid), based upon the number of kilowatts delivered.

The Agreement requires the Company to construct, equip, and commission two phases of the colocation space at the Facility, with Phase 1 (15 MW) ready-for-service date targeted at December 15, 2026 and with full deployment in Phase 2 (40 MW) targeted by the end of the first fiscal quarter of 2027. The additional 25 MW of load capacity in Phase 2 is conditioned on the Company securing adequate financing for Phase 2 operations.

The Agreement also contains various other customary terms and conditions, including representations and warranties, service and service credit, penalty, termination, indemnification, confidentiality, and limitation of liability provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the redacted text of the Agreement, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K and certain schedules and exhibits omitted in accordance with Item 601(b)(2) of Regulation S-K) as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 8, 2026, the Company filed with the Canadian Securities Regulatory Authorities on the System for Electronic Data Analysis and Retrieval + a material change report (the “Material Change Report”) that included a copy of a press release announcing the Company’s entry into the Agreement. A copy of the Material Change Report is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*#	Data Center Colocation and Master Services Agreement, by and between the Company and Cerebras Systems Inc., dated May 4, 2026
99.1	Material Change Report, dated May 8, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

#	Schedules and exhibits have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally the omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGI POWER X INC.

	By:	/s/ Michel Amar
		Name:	Michel Amar
		Title:	Chief Executive Officer
Date: May 8, 2026

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